UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 22, 2016

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 SW Fifth Ave, Ste 700
Portland, Oregon 97204
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

On September 19, 2016, Lattice Semiconductor Corporation (the “Company,” “we,” or “our”) agreed to restructure our role as agent with the members of the High-Definition Multimedia Interface (“HDMI”) consortium. As a result of this restructuring, we no longer serve as agent for the consortium and will be entitled to a reduced share of adopter fees paid by parties adopting the HDMI standard. We determined that this restructuring resulted in a non-cash impairment charge relating to intangible assets associated with future HDMI adopter fees which will be recognized in the third fiscal quarter of 2016. We currently estimate the total non-cash impairment charge to be in the range of $7.5 million to $8.5 million. We do not anticipate any future cash expenditures related to this impairment charge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION
		By:	/s/ Byron W. Milstead
Date:	September 22, 2016		Byron W. Milstead Corporate Vice President, General Counsel and Secretary

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